CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50517, 33-50519, 33-64511 and 333-91993) and
on Form S-3 (No. 33-69648) of Kansas City Southern Industries, Inc. of our report dated March 4, 1999, except as to the sixth paragraph under the subheading of "Note 1. Significant Accounting Policies" entitled "New Accounting Pronouncements" and the first two paragraphs of "Note 12. Control", which are as of February 4, 2000, relating to the financial statements, which appears in this Form 10-K/A. We also consent to the incorporation by reference in the Registration Statements referred to above of our report dated February 25, 1999 relating to the financial statements of DST Systems, Inc., which appears in the DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. The financial statements of DST Systems, Inc. for the year ended December
31, 1998 together with our report thereon have been incorporated by reference in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
February 9, 2000